BOARD OF DIRECTORS SERVICES AGREEMENT

This Board of Directors Services Agreement (“Agreement”) is entered into effect on January 28, 2015 between Helpful Alliance Company, a Florida corporation and its subsidiaries, with principal address at 150 SE 2nd Avenue, Suite 101, Miami, FL 33139 (the “Company”), and Earl B. Hailston, an individual with a principal address at 35015 Sunny Ridge Road, Round Hill, VA 20141 (the “Director”).

WHEREAS, the Company desires to retain the services of Director for the benefit of the Company and its stockholders; and

WHEREAS, Director desires to continue to serve on the Company’s Board of Directors for the period of time and subject to the terms and conditions set forth herein;

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

1. Duties. Director agrees to provide services to the Company as a member of the Board of Directors and devote such time, attention and energies to the affairs of the Company as necessary to result in the successful business of the Company and to competently, diligently and effectively discharge all of the duties and responsibilities associated with the position of the member of the Board of Directors. Director shall, for so long as he remains a member of the Board of Directors, but in any case not less than one year from the date hereof, meet with the Company upon written request, whether in person or via means of electronic communication, at dates and times mutually agreeable to the Director and the Company, to discuss any matter involving the Company or its Subsidiaries, which involves or may involve issues of which Director has knowledge and cooperate in the review, defense or prosecution of such matters. Director acknowledges and agrees that the Company may rely upon Director’s expertise in business administration, marketing or other business disciplines in which the Director has expertise with respect to the Company’s business operations, and that such requests may require additional time and efforts in addition to Director’s customary service as a member of the Board of Directors. Director will notify the Company promptly if he is subpoenaed or otherwise served with any legal process in any matter involving the Company or its subsidiaries. Director will notify the Company if any third party, who is not representing the Company, contacts or attempts to contact the Director (other than Director’s own legal counsel and accountant) to obtain information that in any way relates to the Company or its Subsidiaries, and the Director will not discuss any of these matters with any such party without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such party.

2. Independent Director. The Director may perform duties under this Agreement at any place or location as the Director may determine at its sole discretion. The Director will solely determine the methods, details and means of performing the duties under this Agreement. The Company shall have the right to identify its objectives, but shall have no right to, and shall not, control the manner or determine the method of performing the Director’s duties. The Director shall perform duties under this Agreement by use of his own tools and instrumentalities that may be required to perform such duties. No part of Director’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Director shall be solely responsible for, and shall file on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state and local tax authority with respect to the performance of duties and the compensation received under this Agreement. The Company will regularly report amounts paid to the Director by filing a Form 1099-MISC with the Internal Revenue Service as required by law. During the Term of this Agreement, the Director shall not be restricted in any way from participating in any educational, welfare, social, religious, charitable, civic, investment, employment or other activities as do not interfere with the business of the Company. The Director will not be entitled under this Agreement to any of the benefits that the Company may make available to its employees, including, but not limited to, group health, life insurance, profit-sharing or retirement benefits, paid vacation, holidays or sick leave, or workers’ compensation insurance.

3. Compensation. As compensation for the services under this Agreement, Company shall pay to Director the amount of Ten Thousand ($10,000.00) U.S. dollars per year, payable in four quarterly installments of $2,500.00, each such payment to be remitted within 60 days after end of each fiscal quarter. The payments shall be made to Director for as long as Director continues to fulfill his duties set forth above in Section 1.

4. Stock Grant. The Company hereby acknowledges that it will grant to Director, within 90 days lapsing from the date of this Agreement, as compensation for services as a member of the Board rendered in 2012, the stock subscription warrant to purchase 34,000 shares of its common stock priced at $0.0625 per share. As stock compensation for services under this Agreement he stock subscription warrant (the “Warrant”) to purchase 40,000 shares of its common stock priced at $0.0625 per share (collectively the “Compensation Shares”), such Compensation Shares vesting annually on December 31 of each year of the Director’s service at the rate of 8,000 Compensation Shares per year. When the Director elects to exercise the Warrant, the Director shall notify the Company in writing of such election by mailing a written notice to the Company (the “Exercise Notice”). The form of the Exercise Notice is attached hereto as Supplement 1. Within ten (10) business days after receipt of the Exercise Notice, the Company shall mail to the Director all documents normally required by the Company in connection with the sale of its securities. Within ten (10) business days after the Director executes all required documents and submits a payment for the number of Compensation Shares exercised, the Company shall mail the stock certificates for the Compensation Shares to the Director by certified mail. The Director hereby acknowledges and agrees that the Compensation Shares shall be considered “Restricted Securities”, as defined by the Securities Act of 1933, as amended, and that the Director cannot sell or otherwise transfer the Shares without registration under applicable state and federal securities laws or without an exemption therefrom, and is aware that he will be required to bear the risks associated with the Shares for an indefinite period of time. The Director further acknowledges and understands that the Company is under no obligation to register the Shares on his behalf or to assist the Director in complying with any exemption from registration under applicable securities laws.

5. Reimbursement of Expenses. The Company will reimburse the Director for reasonable out-of-pocket expenses incurred in connection with discharging his duties as a Board member. Any expenses over $200 shall be pre-approved by the President of the Company and will be reimbursed subject to receiving reasonable substantiating documentation relating to such expenses.

6. Mutual Non-Disparagement. Director and the Company mutually agree to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments made to any party with respect to either of them. Further, the parties hereto agree to forbear from making any public or non-confidential statement with respect to the any claim or complain against either party without the mutual consent of each of them, to be given in advance of any such statement.

7. Cooperation. In the event of any claim or litigation against the Company and/or Director based upon any alleged conduct, acts or omissions of Director during the tenure of Director as an officer of the Company, whether known or unknown, threatened or not as of the time of this writing, the Company will cooperate with Director and provide to Director such information and documents as are necessary and reasonably requested by Director or his counsel, subject to restrictions imposed by federal or state securities laws or court order or injunction. The Company shall cooperate in all respects to ensure that Director has access all available insurance coverage and shall do nothing to damage Director’s status as an insured, and shall provide all necessary information for Director to make or tender any claim under applicable coverage.

8. Confidentiality. Subject to exceptions mutually agreed upon by the parties to this Agreement in advance and in writing, the terms and conditions of this Agreement shall remain confidential and protected from disclosure except as required by law in connection with any registration or filing, in relation to a lawful subpoena, or as may be necessary for purposes of disclosure to accountants, financial advisors or other experts, who shall be made aware of and agree to be bound by the confidentiality provisions hereof.

9. Indemnification. The Company hereby agrees to and shall indemnify the Director and hold Director harmless from and against any and all claims and liabilities, in either case, actually and reasonably incurred by the Director or on Director’s behalf by reason of the Director’s participation on the Company’s Board of Directors, to the fullest extent permitted by applicable law. The Company’s indemnification obligations set forth in this Section 9 shall apply in respect of the Director’s past, present and future service. The Company and the Director may chose, at any time after the date of this Agreement, enter into a separate indemnification agreement of a form mutually acceptable to the parties.

For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(A) to the fullest extent permitted by any provision of the Florida Business Corporation Act, or the corresponding provision of any successor statute, and

(B) to the fullest extent authorized or permitted by any amendments to or replacements of the Florida Business Corporation Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

11. Directors and Officers Insurance. The Company has determined that, in order to attract and retain qualified individuals for the services on its Board of Directors, the Company will attempt to obtain and maintain, at its sole expense, a liability insurance to protect persons serving the Company from certain liabilities. Although furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to the Company in the future only at higher premiums and with exclusions. The Company hereby disclaims, that, as of the date of this Agreement, it has no such insurance coverage whatsoever.

12. Adherence to Inside Information Policies. The Director acknowledges that the Company and its subsidiaries are currently privately-held companies, which may seek registration with the U.S. Securities and Exchange Commission and/or may become publicly-held and, as a result, has or will implement the inside information policies designed to preclude its and those of its subsidiaries, from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company. The Director agrees to abide by the Company’s inside information policies and, in the future, execute any and all related agreements that will be distributed by the Company with respect to such policies.

13. Conflicts of Interests. During the term of his services as the Company’s Board Member, the Director shall not, directly or indirectly: (i) participate in any way other than as representative of the Company in the transactions with any of the Company’s suppliers or customers, including, without limitation, having a financial interest in the Company’s suppliers or customers, or making loans to, or receiving loans from, the Company’s suppliers or customers. Purchases or sales of the securities of the Company’s suppliers or customers shall not necessarily constitute a conflict as herein described; (ii) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Director’s engagement with the Company for the Director’s personal advantage or gain; and (iii) accept any offer to serve as an officer, director, partner, or manager with or to be employed in an insider capacity by, a person or entity which competes with the Company.

14. Termination. The Director understands that any and all deferred and unpaid Compensation shall be subject to a substantial risk of forfeiture, and agrees to all risks and uncertainties associated with such deferral.

(A) Death or Incapacity. In the event of the death or incapacity (defined below) of the Director during his services as the Company’s Board Member, this Agreement shall terminate automatically (“Termination Date”) as of the date of death, or, in the event of incapacity, upon written notice to the Director; provided, however, that the Director’s estate or legal representative, as the case may be, shall be entitled to receive, and the Company shall pay the Director’s estate or legal representative, as the case may be, (i) any Compensation earned and Shares vested as stated above, and owing to the Director through the date of death or incapacity; and (ii) any business expenses which were properly reimbursable to the Director through the date of death or incapacity. The Director shall be entitled to no further payment upon such termination.

For purposes of this Agreement, “Incapacity” shall mean the Director’s inability to perform his duties and obligations hereunder on account of illness or other impairment, or absence from the meetings requested by the Company, for thirty (30) days or such longer period as proscribed by applicable law or determined by the Board.

(B) Voluntary Termination. Either party shall have the right to terminate this Agreement at any time for any reason or no reason upon thirty (30) days prior written notice to the other party, and this Agreement shall terminate upon conclusion of the 30-day notice (“Termination Date”).

In the event this Agreement is voluntarily terminated pursuant by the Company, the Director shall be entitled to receive, and the Company shall (i) pay the Director any accrued and unpaid Compensation as set out above, and (ii) issue any Shares vested on or before the Termination Date as set out above in this Agreement. The Director shall be entitled to no further payment upon such termination.

Notwithstanding the foregoing, if the Director provides the Company with written notice of voluntary termination, the Director shall receive (i) any accrued and unpaid Compensation as set out above, and (ii) no Shares. The Director shall be entitled to no further payment upon such termination.

(C) Termination by Expiration of Term. In the event of expiration of the term, this Agreement shall terminate automatically on December 31, 2016 (“Termination Date”). The Director shall be entitled to receive, and the Company shall (i) pay the Director any accrued and unpaid Compensation as set out above, and (ii) issue any Shares vested on or before the Termination Date as set out above in this Agreement, and (iii) pay the Director any business expenses which were properly reimbursable to the Director through the Termination Date. The Director shall be entitled to no further payment upon such termination.

15. Unfunded Agreement. The obligations of the Company under this Agreement shall be paid from the general assets of the Company not from any particular fund. The Director shall have the status of a general unsecured creditor of the Company, and the Agreement constitutes a mere promise by the Company to make benefit payments in the future. Nothing contained in this Agreement shall be interpreted to grant to the Director or any Beneficiary, any right, title or interest in any property of the Company or its shareholders.

16. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

17. Waiver. Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder. No failure or delay by any party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

18. Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

19. Notices. All notices, demands, consents, requests, instructions and other communications will be sent to the addresses set forth in the preamble to this Agreement or to such other address as any party may specify by written notice given to the other party. All such notices, demands, consents, requests, instructions and other communications to be given or delivered under this Agreement, or in connection with the transactions contemplated hereby, shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or email, on the business day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s facsimile machine or email). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given, or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender and related evidence).

20. Governing Law. This Agreement shall be governed by the law of the State of Florida. In the event of any dispute regarding the performance or terms hereof, the prevailing party in any litigation shall be entitled to an award of reasonable attorneys’ fees and costs of suit, together with any other relief awarded hereunder or in accordance with governing law.

IN WITNESS WHEREOF, the parties hereto enter into this Agreement as of the date first set forth above.

THE COMPANY:	DIRECTOR:

/s/ Maxim Temnikov	/s/ Earl B. Hailston
Maxim Temnikov	Earl B. Hailston
President and CEO